Exhibit 99.2

News Release

CONTACT:
Vic Svec
314.342.7768

FOR IMMEDIATE RELEASE

Dec. 22, 2016

PEABODY ENERGY COMPLETES KEY MILESTONE TOWARD EMERGENCE FROM CHAPTER 11; FILES PLAN OF REORGANIZATION AND DISCLOSURE STATEMENT

ST. LOUIS, Dec. 22 – Peabody Energy today announced that it has filed its plan of reorganization and disclosure statement with the U.S. Bankruptcy Court for the Eastern District of Missouri, representing another key milestone in the company’s Chapter 11 process.

“Today’s proposed plan is an important achievement in our path toward emergence,” said Peabody Energy President and Chief Executive Officer Glenn Kellow. “The plan charts Peabody’s course forward and reflects an enormous amount of work by the company and multiple creditor groups to advance a proposal that has broad consensus, maximizes the value of the enterprise and paves the way for a sustainable future. We look forward to moving toward confirmation of the plan.”

The plan of reorganization and disclosure statement establish proposed recoveries for key stakeholders and outline other components of the company’s future governance and ownership.

The proposed plan provides for a new, sustainable capital structure that significantly reduces the pre-filing debt levels by more than $5 billion, lowers fixed charges and recapitalizes the company through a backstopped rights offering of $750 million, a private placement of mandatorily convertible preferred stock of $750 million and the issuance of new common stock to satisfy certain creditor claims. The plan also anticipates that Peabody will emerge with substantial liquidity to satisfy near and long-term needs.

Following extensive negotiations, three key stakeholder groups – the First Lien Creditors, the Second Lien Group and the Unsecured Noteholder Group, reached agreement with the company on a framework that culminated in the plan of reorganization filed today. Peabody currently expects to have a hearing on the disclosure statement on Jan. 26, 2017. Following court approval, Peabody intends to send the plan and disclosure statement to creditors for approval.

“Eight months ago, we set out on a path to strengthen the balance sheet and position the company for long-term success amid historically challenged coal industry fundamentals,” said Kellow. “While we still have outstanding issues to resolve prior to emergence, this plan demonstrates that Peabody retains an unmatched asset base, leading U.S. platform, substantial Australian thermal and metallurgical coal business, and a team of skilled employees with a fundamental commitment to lasting values. We’re pleased to reach this important step as we move to the next phase of Peabody’s Chapter 11 process. And we appreciate all of our employees’ actions in continuing to manage safe, low-cost operations and deliver the results that can best ensure our success.”

Given recent changes in the industry and company, Peabody also elected to provide updated projections for 2016 through 2021, incorporating changes to the company’s industry views and financial performance/outlook as of October 2016, and will make these projections public. Revisions to the August 2016 business plan mostly impact early years based on changes in near-term pricing and currency, along with the planned sale of the Metropolitan Mine targeted for the first quarter of 2017, subject to clearance by the Australian Competition and Consumer Commission. In addition, Peabody is preparing updated financial statements to reflect the impact of actual performance, and these will be filed as a supplement ahead of the disclosure statement hearing. These filings follow the announcement last week that the company repaid its debtor-in-possession financing facility.

The company notes that it is possible that changes will continue to be made to the plan of reorganization and disclosure statement prior to final creditor and court approval. Peabody is targeting emergence around the beginning of the second quarter of 2017.

As part of the plan of reorganization, the company anticipates emerging as a public company. As frequently occurs in Chapter 11 processes, the plan provides that current Peabody Energy equity securities will be cancelled and extinguished upon the effective date of a confirmed plan of reorganization by the bankruptcy court, and holders would not receive any value for such equity interests.

The plan also provides for a nine-member board of directors. The board will be comprised of the CEO, a director chosen by Peabody, appointments from three large creditor groups, and four directors chosen by a search process. Directors from the existing Peabody board will be considered as part of the search process.

The disclosure statement is subject to approval by the court, and the plan is subject to confirmation by the court. This press release is not intended as solicitation for a vote on the plan. The full terms of the plan of reorganization and disclosure statement, as well as the related motions, are available online at http://www.kccllc.net/Peabody.

Peabody Energy is the world’s largest private-sector coal company and a Fortune 500 company. The company serves metallurgical and thermal coal customers in 25 countries on six continents. For further information, visit PeabodyEnergy.com.

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Certain statements included in this release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. The Company uses words such as “anticipate,” “believe,” “expect,” “may,” “forecast,” “project,” “should,” “estimate,” “plan,” “outlook,” “target,” “likely,” “will,” “to be” or other similar words to identify forward-looking statements. These forward-looking statements are made as of the date the release was filed and are based on numerous assumptions that the Company believes are reasonable, but these assumptions are open to a wide range of uncertainties and business risks that may cause actual results to differ materially from expectations. These factors are difficult to accurately predict and may be beyond the Company’s control. Factors that could affect the Company’s results include, but are not limited to: the Company’s ability to obtain bankruptcy court approval with respect to motions or other requests made to the bankruptcy court in connection with the Company’s voluntary petitions for reorganization under Chapter 11 of Title 11 of the U.S. Code (the Chapter 11 Cases), including maintaining strategic control as debtor-in-possession; the Company’s ability to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the Chapter 11 Cases on the operations of the Company, including customer, supplier, banking, insurance and other relationships and agreements; bankruptcy court rulings in the Chapter 11 Cases as well as the outcome of all other pending litigation and the outcome of the Chapter 11 Cases in general; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization and restructuring generally; increased advisory costs to execute a plan of reorganization; the impact of the New York Stock Exchange’s delisting of the Company’s common stock on the liquidity and market price of the Company’s common stock and on the Company’s ability to access the public capital markets; the volatility of the trading price of the Company’s common stock and the absence of correlation between any increases in the trading price and the Company’s expectation that the common stock will be cancelled and extinguished upon confirmation of a proposed plan of reorganization with no payments made to the holders of the Company’s common stock; the Company’s ability to continue as a going concern including the Company’s ability to confirm a plan of reorganization that restructures the Company’s debt obligations to address liquidity issues and allow emergence from the Chapter 11 Cases; the risk that the plan of reorganization may not be accepted or confirmed, in which case there can be no assurance that the Chapter 11 cases will continue rather than be converted to Chapter 7 liquidation cases or that any alternative plan of reorganization would be on terms as favorable to holders of claims and interests as the terms of the plan of reorganization filed by the Company; the Company’s ability to use cash collateral; the effect of the Chapter 11 Cases on the Company’s relationships with third parties, regulatory authorities and employees; the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity, results of operations, or business prospects; the Company’s ability to execute its business and restructuring plan; increased administrative and legal costs related to the Chapter 11 Cases and other litigation and the inherent risks involved in a bankruptcy process; the cost, availability and access to capital and financial markets, including the ability to secure new financing after emerging from the Chapter 11 Cases; the risk that the Chapter 11 Cases will disrupt or impede the Company’s international operations, including the Company’s business operations in Australia; competition in the coal industry and supply and demand for the Company’s coal products, including the impact of alternative energy sources, such as natural gas and renewables, global steel demand and the downstream impact on metallurgical coal prices, and lower demand for the Company’s products by electric power generators; the Company’s ability to successfully consummate planned divestitures, including the planned sale of the Metropolitan Mine; the Company’s ability to appropriately secure its obligations for reclamation, federal and state workers’ compensation, federal coal leases and other obligations related to the Company’s operations, including its ability to utilize self-bonding and/or successfully access the commercial surety bond market; customer procurement practices and contract duration; the impact of weather and natural disasters on demand, production and transportation; reductions and/or deferrals of purchases by major customers and the Company’s ability to renew sales contracts; credit and performance risks associated with customers, suppliers, contract miners, co-shippers, and trading, bank and other financial counterparties; geologic, equipment, permitting, site access, operational risks and new technologies related to mining; transportation availability, performance and costs; availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives and tires; impact of take-or-pay arrangements for rail and port commitments for the delivery of coal; successful implementation of business strategies, including, without limitation, the actions the Company is implementing to improve its organization and respond to current industry conditions; negotiation of labor contracts, employee relations and workforce availability, including, without limitation, attracting and retaining key personnel; the Company’s ability to comply with financial and other restrictive covenants in various agreements; changes in postretirement benefit and pension obligations and their related funding requirements; replacement and development of coal reserves; effects of changes in interest rates and currency exchange rates (primarily the Australian dollar); effects of acquisitions or divestitures; economic strength and political stability of countries in which the Company has operations or serves customers; legislation, regulations and court decisions or other government actions, including, but not limited to, new environmental and mine safety requirements, changes in income tax regulations, sales-related royalties, or other regulatory taxes and changes in derivative laws and regulations; the Company’s ability to obtain and renew permits necessary for the Company’s operations; litigation or other dispute resolution, including, but not limited to, claims not yet asserted; any additional liabilities or obligations that the Company may have as a result of the bankruptcy of Patriot Coal Corporation, including, without limitation, as a result of litigation filed by third parties in relation to that bankruptcy; terrorist attacks or security threats, including, but not limited to, cybersecurity threats; impacts of pandemic illnesses; and other risks detailed in the Company’s reports filed with the SEC. The Company does not undertake to update its forward-looking statements except as required by law. As outlined in the plan of reorganization, our equity securities will be cancelled and extinguished upon confirmation of a plan of reorganization by the bankruptcy court, and holders thereof will not be entitled to receive, and will not receive or retain, any property or interest in property on account of such equity interests.